Exhibit 99.1

News Release

Investor Contacts:	Milt Childress
Executive Vice President and Chief Financial Officer

James Gentile
Vice President, Investor Relations

Phone:	704-731-1527

Email:	investor.relations@enproindustries.com

EnPro Industries, Inc. 5605 Carnegie Boulevard Charlotte, North Carolina, 28209 www.enproindustries.com

Enpro Reports Strong Second Quarter 2022 Results; Raises Guidance

Second Quarter 2022 Highlights
(All results reflect comparisons to prior-year period unless otherwise noted)

•Sales of $333.3 million increased 11.6%; organic sales increased 9.5%

•Net income attributable to EnPro Industries, Inc. was $33.1 million compared to $29.3 million last year

•Adjusted EBITDA* increased 43.4% to $82.0 million; adjusted EBITDA margin* increased 540 bps to 24.6%

•Diluted earnings per share attributable to EnPro Industries, Inc. was $1.59, compared to a diluted earnings per share of $1.41 last year

•Adjusted diluted earnings per share* increased 48.7% to $2.32 versus $1.56 last year

•Revenue growth guidance raised to low-to-mid double digits

•Adjusted EBITDA guidance increased to $270-$280 million, from the previous range of $263-$275 million

CHARLOTTE, N.C., August 2, 2022 -- EnPro Industries, Inc. (NYSE: NPO) today announced its financial results for the three and six months ended June 30, 2022.

"We delivered outstanding results in the second quarter despite a challenging economic environment marked by inflationary cost pressures, ongoing supply chain challenges and heightened macroeconomic uncertainty," said Eric Vaillancourt, President and Chief Executive Officer. "We drove solid revenue and earnings growth across the company as adjusted EBITDA margins exceeded 24%. Our performance was driven by strong organic growth, including pricing initiatives, and the sustained benefits from our portfolio reshaping actions."

Mr. Vaillancourt continued, “Demand for our leading industrial technology applications remained firm in the second quarter, and we are entering the second half with strong backlog and order patterns. Our results this quarter continue to demonstrate our ability to drive sustainable growth and enhanced value for our stakeholders as we build upon the strong foundation in place at Enpro."

Financial Highlights
(Dollars in millions except per share data)

	Quarters Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Net Sales	$333.3	$298.6	11.6%	$662.0	$577.9	14.6%
Net Income Attributable to EnPro Industries, Inc.	$33.1	$29.3	13.0%	$49.3	$47.3	4.2%
Diluted Earnings Per Share Attributable to EnPro Industries, Inc.	$1.59	$1.41	12.8%	$2.36	$2.28	3.5%
Adjusted Net Income Attributable to EnPro Industries, Inc.*	$48.2	$32.4	48.8%	$86.5	$60.7	42.5%
Adjusted Diluted Earnings Per Share*	$2.32	$1.56	48.7%	$4.15	$2.92	42.1%
Adjusted EBITDA*	$82.0	$57.2	43.4%	$150.0	$109.3	37.2%
Adjusted EBITDA Margin*	24.6%	19.2%		22.7%	18.9%
*Non-GAAP measure. See the attached schedules for adjustments and reconciliations to GAAP numbers.

Second Quarter 2022 Consolidated Results

Sales of $333.3 million increased 11.6% compared to the second quarter of 2021. Semiconductor, aerospace, food & pharma and power generation markets saw continued positive momentum and general industrial remained firm year-over-year. Contribution from the NxEdge acquisition, as well as organic growth across all three segments, drove the increase in sales, partially offset by the impact of last year's divestitures and weakness in the European automotive market. Excluding the impact of acquired and divested businesses and foreign exchange translation, sales grew 9.5% year-over-year.

Corporate expenses of $9.5 million in the second quarter of 2022 decreased from $12.8 million last year, driven primarily by a $2.5 million reversal of incentive compensation accruals due to the share price decline experienced during the second quarter.

Net income attributable to EnPro Industries, Inc. was $33.1 million, compared to $29.3 million in the prior-year period. Diluted earnings per share attributable to EnPro Industries, Inc. was $1.59, compared to $1.41 in the prior-year period.

Adjusted net income attributable to EnPro Industries, Inc. of $48.2 million increased 48.8% compared to the second quarter of 2021 and adjusted diluted earnings per share was $2.32, compared to $1.56 in the prior-year period, an increase of 48.7%.

Adjusted EBITDA of $82.0 million increased 43.4% compared to the prior-year period driven primarily by the addition of NxEdge, and organic growth, including pricing initiatives, partially offset by inflationary raw material costs, rising labor expenses and the impact of divestitures completed in 2021. Adjusted EBITDA in the second quarter was positively impacted by a $2.8 million foreign exchange benefit from revaluation gains primarily on foreign cash balances due to a strengthening dollar and the aforementioned incentive compensation accrual reduction related to the share price decline during the second quarter. Adjusted EBITDA margin of 24.6% increased 540 basis points compared to the prior-year period.

Second Quarter 2022 Segment Highlights
(All results reflect comparisons to prior-year period unless otherwise noted)

Sealing Technologies - Safeguarding environments with critical applications in diverse end markets
Garlock, STEMCO, and Technetics Group

	Quarters Ended June 30,			Six Months Ended June 30,
(Dollars in millions)	2022	2021	Change	2022	2021	Change
Sales	$155.9	$162.5	(4.1)%	$309.5	$309.0	0.2%
Adjusted Segment EBITDA	$42.5	$42.4	0.2%	$76.0	$76.4	(0.5)%
Adjusted Segment EBITDA Margin	27.3%	26.1%		24.6%	24.7%

•Sales decreased 4.1% versus the prior-year period driven primarily by the divestiture of the polymer components business completed in September 2021. Excluding the impact of the divested business and foreign exchange translation, organic sales increased 6.3% versus the prior-year period driven by strong demand from aerospace, power generation and food & pharma markets.
•Adjusted segment EBITDA of $42.5 million was essentially flat year-over-year. Excluding the impact of the divestiture and foreign exchange translation, adjusted segment EBITDA increased 10.0% compared to the prior-year period, reflecting operating leverage on organic sales growth, including strategic pricing actions, that more than offset material and wage increases during the quarter.

Advanced Surface Technologies - Leading edge precision manufacturing, coatings, innovative optical and cleaning and refurbishment solutions - NxEdge, Technetics Semi, LeanTeq, and Alluxa

	Quarters Ended June 30,			Six Months Ended June 30,
(Dollars in millions)	2022	2021	Change	2022	2021	Change
Sales	$121.5	$59.2	105.2%	$238.2	$113.9	109.1%
Adjusted Segment EBITDA	$37.8	$15.6	142.3%	$72.7	$32.9	121.0%
Adjusted Segment EBITDA Margin	31.1%	26.4%		30.5%	28.9%

•Sales increased 105.2% versus the prior-year period driven by the acquisition of NxEdge and continued strong demand in the semiconductor market. Excluding the impact of the NxEdge acquisition and foreign exchange translation, sales increased 19.1% year-over-year.
•Adjusted segment EBITDA increased 142.3% versus the prior-year period, driven primarily by the NxEdge acquisition and strong organic sales growth. Excluding the impact of the NxEdge acquisition and foreign exchange translation, adjusted segment EBITDA increased 33.3%. While spending on growth initiatives continued in the second quarter, margin expansion was driven by operating leverage from strong sales growth and favorable mix in the segment.

Engineered Materials - High performance polymer applications and critical pipeline products - GGB and GPT

	Quarters Ended June 30,			Six Months Ended June 30,
(Dollars in millions)	2022	2021	Change	2022	2021	Change
Sales	$56.5	$80.0	(29.4)%	$115.5	$160.4	(28.0)%
Adjusted Segment EBITDA	$9.5	$13.0	(26.9)%	$18.7	$25.6	(27.0)%
Adjusted Segment EBITDA Margin	16.8%	16.3%		16.2%	16.0%

•Sales decreased 29.4% versus the prior-year period driven by the CPI divestiture completed in December 2021. Excluding the divestiture and foreign exchange translation, sales increased 7.6% compared to the prior-year period, driven by strength in aerospace, oil & gas and domestic automotive markets, partially offset by a slow European automotive market and COVID-related lockdowns in China.

•Adjusted segment EBITDA decreased 26.9% versus the prior-year period, driven by the CPI divestiture. Excluding the CPI divestiture and foreign exchange translation, adjusted segment EBITDA increased 13.6% compared to the prior-year period, reflecting operating leverage on organic sales growth, including pricing initiatives, and cost management.

Balance Sheet, Cash Flow and Capital Allocation

The company generated $67.1 million of cash flow from operations during the six months ended June 30, 2022 and $58.6 million of free cash flow, net of $8.5 million in capital expenditures. This compares to $58.5 million of cash flow from operations, or $48.3 million of free cash flow, net of $10.2 million in capital expenditures, in the prior-year period. The year-over-year change was driven primarily by higher operating profits and lower capital expenditures. During the second quarter, the company paid a regular quarterly dividend of $0.28 per share, with dividend payments totaling $11.7 million for the first six months of 2022.

Enpro ended the second quarter with total debt of $990.9 million and cash of $222.1 million. Outstanding letters of credit totaled $10.8 million.

Quarterly Dividend

EnPro Industries, Inc. declared a regular quarterly dividend of $0.28 per share on July 27, 2022. The dividend is payable September 14, 2022 to shareholders of record as of the close of business on August 31, 2022.

2022 Guidance

The company expects 2022 revenue growth to be in the low-to-mid double-digit range. For 2022, the company is raising adjusted EBITDA guidance to be in the range of $270 million to $280 million. Adjusted diluted earnings per share is expected to be in the range of $6.80 to $7.30.

	Prior Guidance (as of 5/2/22)	Current Guidance (as of 8/2/22)
Sales Growth	Low Double-Digits	Low-to-Mid Double-Digits
Adjusted EBITDA	$263 – $275 million	$270 – $280 million
Adjusted Diluted EPS	$6.60 – $7.15	$6.80 – $7.30

	Assumptions	Assumptions
Amortization of Acquisition-Related Intangible Assets*	$77 – $79 million	$77 – $79 million
Depreciation and Other Amortization	$37 – $39 million	$36 – $38 million
Net Interest Expense	$33 – $36 million	$33 – $36 million
Normalized Tax Rate	27%	27%
*Amortization of acquisition-related intangible assets excluded from the calculation of adjusted diluted EPS.

Conference Call, Webcast Information, and Presentations

Enpro will hold a conference call today, August 2, at 8:30 a.m. Eastern Time to discuss second quarter 2022 financial results. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference access code 13714142. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enproindustries.com. To access the earnings presentation, log on to the webcast by clicking the link on the company’s home page.

Primary Segment Operating Performance Measure

The primary metric used by management to allocate resources and assess segment performance is adjusted segment EBITDA, which is segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring costs, impairment charges, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of adjusted segment EBITDA. Under U.S. generally accepted accounting principles (“GAAP”), the primary metric used by management to allocate resources and assess segment performance is required to be disclosed in financial statement footnotes, and accordingly such metric as presented for each segment is not deemed to be a non-GAAP measure under applicable regulations of the Securities and Exchange Commission.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in conformity with GAAP. They include adjusted net income attributable to EnPro Industries, Inc., adjusted diluted earnings per share attributable to EnPro Industries, Inc., adjusted EBITDA, adjusted EBITDA margin, total adjusted segment EBITDA and free cash flow. Tables showing the reconciliation of these historical non-GAAP financial measures to the comparable GAAP measures are attached to the release. Adjusted EBITDA and adjusted diluted earnings per share anticipated for full year 2022 are calculated in a manner consistent with the historical presentation of these measures in the attached tables. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures, and accordingly no such GAAP measures are being presented.

Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Forward-Looking Statements and Guidance

Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: impacts from the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19, including impacts on the company’s operations, and the operations and businesses of its customers and vendors, including whether the company’s operations and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether site-specific health and safety concerns might otherwise require certain operations to be halted or otherwise curtailed for some period of time; uncertainty with respect to the duration and severity of these impacts from the COVID-19 pandemic, including impacts on the general economy and the markets served by the company’s customers, as well as supply chain disruptions and materials cost increases that are not passed along to our customers; the extent to which the impacts from the COVID-19 pandemic could result in a reduction in demand for the company’s products and services, which could also result in asset impairment charges, including for goodwill; other economic conditions in the markets served by Enpro’s businesses and those of its customers, some of which are cyclical and experience periodic downturns and disruptions, such as disruptions in the pricing of oil and gas; the impact of geopolitical activity on those markets, including the outbreak, threat of outbreak or continuation of armed hostilities and the imposition of governmental sanctions in response thereto, prices and availability of its raw materials; uncertainties with respect to the company’s ability to achieve anticipated growth within the semiconductor, life sciences, and other technology-enabled markets; the impact of fluctuations in relevant foreign currency exchange rates or unanticipated increases in applicable interest rates; unanticipated delays or problems in introducing new products; the impact of any labor disputes; announcements by competitors of new products, services or technological innovations; changes in pricing policies or the pricing policies of competitors; and the amount of any payments required to satisfy contingent liabilities, including those related to discontinued operations, other divested businesses and the discontinued operations of its predecessors, including liabilities for certain products, environmental matters, employee benefit and statutory severance obligations and other matters. Enpro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K, describe these and other risks and uncertainties in more detail. Enpro does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based.

Full-year guidance excludes changes in the number of shares outstanding, impacts from future and pending acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the second quarter, the impact of foreign exchange rate changes subsequent to the end of the second quarter, impacts from further spread of COVID-19, and environmental and litigation charges.

About Enpro

Enpro is a leading industrial technology company focused on critical applications across many end-markets, including semiconductor, photonics, industrial process, aerospace, food and pharma and life sciences. For more information about Enpro, visit the company’s website at http://www.enproindustries.com.

# # # #

APPENDICES

Consolidated Financial Information and Reconciliations

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Six Months Ended June 30, 2022 and 2021
(In Millions, Except Per Share Data)
	Quarters Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Net sales	$333.3	$298.6	$662.0	$577.9
Cost of sales	202.8	181.6	416.9	351.5
Gross profit	130.5	117.0	245.1	226.4
Operating expenses:
Selling, general and administrative	79.9	82.7	165.6	163.0
Other	0.9	2.4	2.4	4.3
Total operating expenses	80.8	85.1	168.0	167.3
Operating income	49.7	31.9	77.1	59.1
Interest expense	(7.7)	(4.0)	(14.8)	(8.0)
Interest income	—	0.2	0.2	0.4
Other income (expense)	(2.7)	1.9	(2.0)	1.8
Income before income taxes	39.3	30.0	60.5	53.3
Income tax expense	(6.3)	(0.8)	(11.0)	(6.0)
Net income	33.0	29.2	49.5	47.3
Less: net income (loss) attributable to redeemable non-controlling interests	(0.1)	(0.1)	0.2	—
Net income attributable to EnPro Industries, Inc.	$33.1	$29.3	$49.3	$47.3

Basic earnings per share attributable to EnPro Industries, Inc.	$1.59	$1.42	$2.37	$2.30
Average common shares outstanding (millions)	20.8	20.6	20.8	20.6

Diluted earnings per share attributable to EnPro Industries, Inc.	$1.59	$1.41	$2.36	$2.28
Average common shares outstanding (millions)	20.8	20.8	20.8	20.8

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Six Months Ended June 30, 2022 and 2021
(In Millions)
	2022	2021
Operating activities
Net income	$49.5	$47.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16.1	13.8
Amortization	39.9	23.7
Deferred income taxes	(1.4)	(2.2)
Stock-based compensation	3.1	3.3
Other non-cash adjustments	6.9	4.0
Change in assets and liabilities, net of effects of divestitures of businesses:
Accounts receivable, net	(17.2)	(24.3)
Inventories	(11.0)	(10.6)
Accounts payable	11.1	16.7
Income taxes, net	(12.1)	(10.6)
Other current assets and liabilities	(22.8)	(0.9)
Other non-current assets and liabilities	5.0	(1.7)
Net cash provided by operating activities	67.1	58.5
Investing activities
Purchases of property, plant and equipment	(8.5)	(10.2)
Proceeds from (payments for) sale of businesses	0.4	(2.3)
Acquisitions, net of cash acquired	2.9	—
Other	(0.3)	0.5
Net cash used in investing activities	(5.5)	(12.0)
Financing activities
Proceeds from debt	26.6	—
Repayments of debt	(162.5)	(2.0)
Dividends paid	(11.7)	(11.3)
Other	(6.8)	(1.5)
Net cash used in financing activities	(154.4)	(14.8)
Effect of exchange rate changes on cash and cash equivalents	(23.2)	0.7
Net increase (decrease) in cash and cash equivalents	(116.0)	32.4
Cash and cash equivalents at beginning of period	338.1	229.5
Cash and cash equivalents at end of period	$222.1	$261.9

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net	$13.4	$7.5
Income taxes, net	$26.1	$18.1

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of June 30, 2022 and December 31, 2021
(In Millions)
	June 30,	December 31,
	2022	2021
Current assets
Cash and cash equivalents	$222.1	$338.1
Accounts receivable, net	185.7	177.0
Inventories	168.0	160.0
Prepaid expenses and other current assets	53.2	37.9
Total current assets	629.0	713.0
Property, plant and equipment, net	224.1	236.7
Goodwill	943.5	953.2
Other intangible assets	861.2	913.4
Other assets	156.9	153.5
Total assets	$2,814.7	$2,969.8

Current liabilities
Current maturities of long-term debt	$14.5	$12.7
Short-term debt	99.7	149.3
Accounts payable	91.6	81.9
Accrued expenses	124.3	135.2
Total current liabilities	330.1	379.1
Long-term debt	876.7	963.9
Deferred taxes and non-current income taxes payable	158.5	167.3
Other liabilities	126.3	142.8
Total liabilities	1,491.6	1,653.1

Redeemable non-controlling interests	48.1	50.1

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	301.0	303.6
Retained earnings	987.0	949.4
Accumulated other comprehensive income	(12.0)	14.6
Common stock held in treasury, at cost	(1.2)	(1.2)
Total shareholders’ equity	1,275.0	1,266.6
Total liabilities and equity	$2,814.7	$2,969.8

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Six Months Ended June 30, 2022 and 2021
(In Millions)

Sales
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Sealing Technologies	$155.9	$162.5	$309.5	$309.0
Advanced Surface Technologies	121.5	59.2	238.2	113.9
Engineered Materials	56.5	80.0	115.5	160.4
	333.9	301.7	663.2	583.3
Less: intersegment sales	(0.6)	(3.1)	(1.2)	(5.4)
	$333.3	$298.6	$662.0	$577.9

Net income attributable to EnPro Industries, Inc.	$33.1	$29.3	$49.3	$47.3

Earnings before interest, income taxes, depreciation,
amortization and other selected items (Adjusted Segment EBITDA)
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Sealing Technologies	$42.5	$42.4	$76.0	$76.4
Advanced Surface Technologies	37.8	15.6	72.7	32.9
Engineered Materials	9.5	13.0	18.7	25.6
	$89.8	$71.0	$167.4	$134.9

Adjusted Segment EBITDA Margin
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Sealing Technologies	27.3%	26.1%	24.6%	24.7%
Advanced Surface Technologies	31.1%	26.4%	30.5%	28.9%
Engineered Materials	16.8%	16.3%	16.2%	16.0%
	26.9%	23.8%	25.3%	23.3%

Reconciliation of Adjusted Segment EBITDA to Net Income Attributable to EnPro Industries, Inc.
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Adjusted Segment EBITDA	$89.8	$71.0	$167.4	$134.9
Acquisition and divestiture expenses	(0.3)	—	(0.4)	(0.1)
Non-controlling interest compensation allocation[1]	(1.4)	(1.3)	(0.5)	(2.9)
Amortization of the fair value adjustment to acquisition date inventory	(1.0)	(2.3)	(11.3)	(4.8)
Restructuring and impairment expense	(0.9)	(2.7)	(1.3)	(4.5)
Depreciation and amortization expense	(27.9)	(18.5)	(55.9)	(37.4)
Corporate expenses	(9.5)	(12.8)	(22.9)	(24.3)
Interest expense, net	(7.7)	(3.8)	(14.6)	(7.6)
Other income (expense), net	(1.8)	0.4	—	—
Income before income taxes	39.3	30.0	60.5	53.3
Income tax expense	(6.3)	(0.8)	(11.0)	(6.0)

Net income	33.0	29.2	49.5	47.3
Less: net income (loss) attributable to redeemable non-controlling interests	(0.1)	(0.1)	0.2	—
Net income attributable to EnPro Industries, Inc.	$33.1	$29.3	$49.3	$47.3

Adjusted Segment EBITDA is total segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring and impairment expense, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization.

Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of Adjusted Segment EBITDA. The accounting policies of the reportable segments are the same as those for the Company.

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

EnPro Industries, Inc.
Adjusted Segment EBITDA Reconciling Items by Segment (Unaudited)
For the Quarters and Six Months Ended June 30, 2022 and 2021
(In Millions)

	Quarter Ended June 30, 2022
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$0.1	$0.2	$—	$0.3
Non-controlling interest compensation allocation[1]	$—	$1.4	$—	$1.4
Amortization of the fair value adjustment to acquisition date inventory	$—	$1.0	$—	$1.0
Restructuring and impairment expense	$0.2	$0.6	$0.1	$0.9
Depreciation and amortization expense	$6.7	$19.4	$1.8	$27.9

	Quarter Ended June 30, 2021
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Non-controlling interest compensation allocation[1]	$—	$1.3	$—	$1.3
Amortization of the fair value adjustment to acquisition date inventory	$—	$2.3	$—	$2.3
Restructuring and impairment expense	$0.6	$—	$2.1	$2.7
Depreciation and amortization expense	$7.7	$7.7	$3.1	$18.5

	Six Months Ended June 30, 2022
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$0.1	$0.3	$—	$0.4
Non-controlling interest compensation allocation[1]	$—	$0.5	$—	$0.5
Amortization of the fair value adjustment to acquisition date inventory	$—	$11.3	$—	$11.3
Restructuring and impairment expense	$0.5	$0.6	$0.2	$1.3
Depreciation and amortization expense	$13.5	$38.6	$3.8	$55.9

	Six Months Ended June 30, 2021
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$0.1	$—	$—	$0.1
Non-controlling interest compensation allocation[1]	$—	$2.9	$—	$2.9
Amortization of the fair value adjustment to acquisition date inventory	$—	$4.8	$—	$4.8
Restructuring and impairment expense	$2.0	$—	$2.5	$4.5
Depreciation and amortization expense	$15.7	$15.4	$6.3	$37.4

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

EnPro Industries, Inc.
Reconciliation of Net Income Attributable to EnPro Industries, Inc. to Adjusted Net Income Attributable to EnPro Industries, Inc. and Adjusted Diluted Earnings Per Share (Unaudited)
For the Quarters and Six Months Ended June 30, 2022 and 2021
(In Millions, Except Per Share Data)
	Quarters Ended June 30,
	2022				2021
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Net income attributable to EnPro Industries, Inc.	$33.1	20.8	$1.59		$29.3	20.8	$1.41
Net loss from redeemable non-controlling interests	(0.1)				(0.1)
Income tax expense	6.3				0.8
Income before income taxes	39.3				30.0

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	1.2				0.7
Non-controlling interest compensation allocations[1]	1.4				1.3
Amortization of acquisition-related intangible assets	19.6				11.3
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	0.8				2.7
Amortization of the fair value adjustment to acquisition date inventory	1.0				2.3
Adjustments from other non-operating expense:
Asbestos receivable adjustment	2.8				—
Costs associated with previously disposed businesses	0.5				0.1
Net loss on sale of businesses	—				0.1
Pension income (non-service cost)	(0.6)				(2.1)
Other adjustments:
Other	(0.1)				(0.3)
Adjusted income before income taxes	65.9				46.1
Adjusted income tax expense	(17.8)				(13.8)
Net loss from redeemable non-controlling interests	0.1				0.1
Adjusted net income attributable to EnPro Industries, Inc.	$48.2	20.8	$2.32	2	$32.4	20.8	$1.56	2

	Six Months Ended June 30,
	2022				2021
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Net income attributable to EnPro Industries, Inc.	$49.3	20.8	$2.36		$47.3	20.8	$2.28
Net income from redeemable non-controlling interests	0.2				—
Income tax expense	11.0				6.0
Income before income taxes	60.5				53.3

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	2.8				0.7
Non-controlling interest compensation allocations[1]	0.5				2.9
Amortization of acquisition-related intangible assets	39.4				22.5
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	2.3				4.5
Amortization of the fair value adjustment to acquisition date inventory	11.3				4.8
Adjustments from other non-operating expense:
Environmental reserve adjustment	(0.3)				—
Asbestos receivable adjustment	2.8				—
Costs associated with previously disposed businesses	0.7				0.4
Net loss on sale of businesses	0.1				2.0
Pension income (non-service cost)	(1.3)				(4.2)
Other adjustments:
Other	—				(0.2)
Adjusted income before income taxes	118.8				86.7
Adjusted income tax expense	(32.1)				(26.0)
Net income from redeemable non-controlling interests	(0.2)				—
Adjusted net income attributable to EnPro Industries, Inc.	$86.5	20.8	$4.15	2	$60.7	20.8	$2.92	2

Management of the Company believes that it is helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported net income attributable to EnPro Industries, Inc. and diluted earnings per share attributable to EnPro Industries, Inc., including items that may recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, acquisitions and divestitures, or other selected items.
Management acknowledges that there are many items that impact a company's reported results, and this list is not intended to present all items that may have impacted these results.
Other adjustments are included in selling, general, and administrative and other operating expenses on the consolidated statements of operations.
The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 27.0% and 30.0% for 2022 and 2021, respectively. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.
1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.
2 Adjusted diluted earnings per share.

EnPro Industries, Inc.
Reconciliation of Net Income Attributable to EnPro Industries, Inc. to Adjusted EBITDA (Unaudited)
For the Quarters and Six Months Ended June 30, 2022 and 2021
(In Millions)
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income attributable to EnPro Industries, Inc.	$33.1	$29.3	$49.3	$47.3
Net income (loss) attributable to redeemable non-controlling interests	(0.1)	(0.1)	0.2	—
Net income	33.0	29.2	49.5	47.3

Adjustments to arrive at earnings before interest, income taxes, depreciation, amortization, and other selected items (Adjusted EBITDA):
Interest expense, net	7.7	3.8	14.6	7.6
Income tax expense	6.3	0.8	11.0	6.0
Depreciation and amortization expense	28.0	18.6	56.0	37.5
Restructuring and impairment expense	0.8	2.7	2.3	4.5
Environmental reserve adjustment	—	—	(0.3)	—
Asbestos receivable adjustment	2.8	—	2.8	—
Costs associated with previously disposed businesses	0.5	0.1	0.7	0.4
Net loss on sale of businesses	—	0.1	0.1	2.0
Acquisition and divestiture expenses	1.2	0.7	2.8	0.7
Pension income (non-service cost)	(0.6)	(2.1)	(1.3)	(4.2)
Non-controlling interest compensation allocation[1]	1.4	1.3	0.5	2.9
Amortization of the fair value adjustment to acquisition date inventory	1.0	2.3	11.3	4.8
Other	(0.1)	(0.3)	—	(0.2)
Adjusted EBITDA	$82.0	$57.2	$150.0	$109.3

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

Supplemental disclosure: Adjusted EBITDA as presented also represents the amount defined as "EBITDA" under the indenture governing the Company's 5.75% Senior Notes due 2026. For the six months ended June 30, 2022 approximately 49% of the adjusted EBITDA as presented above was attributable to EnPro's subsidiaries that do not guarantee the Company's 5.75% Senior Notes due 2026.

EnPro Industries, Inc.
Reconciliation of Free Cash Flow (Unaudited)
(In Millions)

Free Cash Flow - Six Months Ended June 30, 2022
Net cash provided by operating activities[1]	$67.1
Purchases of property, plant, and equipment	(8.5)
Free cash flow	$58.6

Free Cash Flow - Six Months Ended June 30, 2021
Net cash provided by operating activities	$58.5
Purchases of property, plant, and equipment	(10.2)
Free cash flow	$48.3

1 Net cash provided by operating activities for the quarter ended March 31, 2022 has been lowered by $3.5 million as compared to the amount previously reported. The effect of exchange rate changes on cash and cash equivalents (not a component of net cash provided by operating activities) has been increased by $3.5 million for the respective period.